Product supplement no. 25-I To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated May 8, 2012 Rule 424(b)(2)
Reverse Exchangeable Notes Linked to the Least Performing of Two or More Reference Stocks
Upside Auto Callable Reverse Exchangeable Notes Linked to the Least Performing of Two or More Reference Stocks

General
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JPMorgan Chase & Co. may from time to time offer and sell reverse exchangeable notes or upside auto callable reverse exchangeable notes, which we refer to collectively as the notes, that are linked to the least performing of two or more common stocks, which we refer to as Reference Stocks.  As used in this product supplement, the term “common stock” includes securities issued through depositary arrangements that represent non-U.S. equity securities, such as American depositary shares, or ADSs.  If a Reference Stock is an ADS, the term “issuer” of that Reference Stock refers to the issuer of the shares underlying the ADS.  This product supplement no. 25-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus.  A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below.  We refer to such term sheets and pricing supplements generally as terms supplements.  If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
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We will pay interest at the interest rate specified in the relevant terms supplement.  However, the notes do not guarantee any return of principal at maturity.  Instead, the payment at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes) will be based on whether a Trigger Event has occurred and the performance of the Least Performing Reference Stock during the term of the notes as described below.  In addition, under the circumstances described below, for each $1,000 principal amount note, you may receive at maturity, in addition to any accrued and unpaid interest, a predetermined number of shares of the Least Performing Reference Stock or, at our election, the cash value thereof based on the Final Share Price of the Least Performing Reference Stock rather than the principal amount of the notes.  The market value of the number of shares of the Least Performing Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value will most likely be less than the principal amount of your notes and may be zero.

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The payment at maturity is not linked to a basket composed of the Reference Stocks.  The payment at maturity is linked to the performance of each of the Reference Stocks individually, as described below.

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If the notes are upside auto callable reverse exchangeable notes, and they are automatically called under the circumstances described below, you will receive, for each $1,000 principal amount note, $1,000 plus accrued and unpaid interest.

•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page PS-37.
•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the notes is not equivalent to investing directly in any Reference Stock.
•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms
Reference Stocks:	As specified in the relevant terms supplement
Payment at Maturity:
The payment at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes), in excess of any accrued and unpaid interest, will be based on whether a Trigger Event has occurred and the performance of the Least Performing Reference Stock.
Unless otherwise specified in the relevant terms supplement, you will receive $1,000 for each $1,000 principal amount note plus any accrued and unpaid interest at maturity, unless:
(i)    the Final Share Price of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable); and
(ii)   a Trigger Event has occurred.
If the conditions described in (i) and (ii) are both satisfied and assuming no automatic call in the case of upside auto callable reverse exchangeable notes, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the Least Performing Reference Stock equal to the Physical Delivery Amount of the Least Performing Reference Stock (or, at our election, the Cash Value).  If you receive shares of the Least Performing Reference Stock, fractional shares will be paid in cash.  The market value of the Physical Delivery Amount or the Cash Value will most likely be less than the principal amount of your notes and may be zero.

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Investing in the notes involves a number of risks.  See “Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 25-I,  the accompanying prospectus supplement and prospectus, or any related terms supplement.  Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

May 8, 2012

Key Terms (continued)
Trigger Event:
A Trigger Event occurs if (a) for notes with continuous Reference Stock monitoring, at any time during the Monitoring Period, the trading price of one share of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) by more than the applicable Buffer Amount, (b) for notes with daily Reference Stock monitoring, on any day during the Monitoring Period, the closing price of one share of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) by more than the applicable Buffer Amount or (c) for notes with single observation Reference Stock monitoring, the Final Share Price of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) by more than the applicable Buffer Amount.
The relevant terms supplement will specify whether continuous, daily or single observation Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the prices of the Reference Stocks.  For example, the relevant terms supplement may specify weekly Reference Stock monitoring for purposes of determining whether the closing price of one share of any Reference Stock is less than its Initial Share Price by more than the applicable Buffer Amount.

Monitoring Period:
As specified in the relevant terms supplement, if applicable.  For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from but excluding the pricing date to and including the Observation Date or the final Averaging Date.

Buffer Amount:
As specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Buffer Amount is equal to 20% of the Initial Share Price of each Reference Stock.  The Initial Share Price (and, therefore, the Buffer Amount) of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock.  See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Interest Rate:	A per annum rate or such other rate or rates specified in the relevant terms supplement
Automatic Call:
Unless otherwise specified in the relevant terms supplement, if the notes are upside auto callable reverse exchangeable notes and if, on any Call Date, the closing price of one share of each Reference Stock is greater than or equal to its Initial Share Price (or Stock Strike Price, if applicable), the notes will be automatically called for a cash payment for each $1,000 principal amount note equal to $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date, payable on the Call Settlement Date.

Physical Delivery Amount:
With respect to each Reference Stock, the number of shares of that Reference Stock per $1,000 principal amount of the notes equal to $1,000 divided by the Initial Share Price (or Stock Strike Price, if applicable) of that Reference Stock.  The Initial Share Price (and, therefore, the Physical Delivery Amount) of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock.  See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Cash Value:
The amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price (or Stock Strike Price, if applicable) of the Least Performing Reference Stock and (2) the Final Share Price of the Least Performing Reference Stock.  The Initial Share Price of the Least Performing Reference Stock (and, therefore, the Cash Value) is subject to adjustment upon the occurrence of certain corporate events affecting the Least Performing Reference Stock.  See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Initial Share Price:
Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the closing price of one share of that Reference Stock on the pricing date or such other date as specified in the relevant terms supplement, divided by the Stock Adjustment Factor for that Reference Stock.  The Initial Share Price of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock.  See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Final Share Price:
Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the closing price of one share of that Reference Stock on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of that Reference Stock on each of the Averaging Dates.  The closing price of one share of each Reference Stock on an Averaging Date used to determine the Final Share Price of that Reference Stock may be subject to adjustment.  See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments.”

Stock Strike Price
The relevant terms supplement may specify a price other than the Initial Share Price of each Reference Stock, which we refer to as the “Stock Strike Price,” to be used for calculating the amount payable at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes).  The Stock Strike Price, if applicable, for each Reference Stock will be equal to (a) a percentage of the closing price of one share of that Reference Stock as of a specified date or (b) a fixed amount determined without regard to the closing price of one share of that Reference Stock as of a particular date, in each case divided by the Stock Adjustment Factor for that Reference Stock.  For example, the relevant terms supplement may specify that, for a particular Reference Stock, a Stock Strike Price equal to 95% of the closing price of one share of that Reference Stock on the pricing date, divided by the Stock Adjustment Factor for that Reference Stock (i.e., the Initial Share Price), will be used to calculate the payment at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes).

Stock Adjustment Factor:
Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the Stock Adjustment Factor will be set initially at 1.0 on the pricing date, subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

Least Performing Reference Stock:
The Reference Stock with the Least Performing Reference Stock Return, which may be referred to as the “Lesser Performing Reference Stock” in the relevant terms supplement if the notes are linked only to two Reference Stocks.

Least Performing Reference Stock Return:
The lowest of the Reference Stock Returns of the Reference Stocks, which may be referred to as the “Lesser Performing Reference Stock Return” in the relevant terms supplement if the notes are linked to only two Reference Stocks.

Reference Stock Return:
Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock:

Final Share Price – Initial Share Price (or Stock Strike Price, if applicable)
Initial Share Price (or Stock Strike Price, if applicable)

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Key Terms (continued)
Interest Payment Date(s):
As specified in the relevant terms supplement, provided that the final Interest Payment Date will be the maturity date (assuming no automatic call in the case of upside auto callable reverse exchangeable notes).  Each Interest Payment Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Payment Date.”

Call Date(s):
If applicable, as specified in the relevant terms supplement.  Each Call Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date.”

Call Settlement Date:
Unless otherwise specified in the relevant terms supplement, if the notes are automatically called on any Call Date, the first Interest Payment Date immediately following that Call Date.  Each Interest Payment Date (and, therefore, the Call Settlement Date) is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Payment Date.”

Valuation Date(s):
The Final Share Price will be determined on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Averaging Date, as specified in the relevant terms supplement.  We refer to these dates generally as Valuation Dates in this product supplement.  Each Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date.”

Maturity Date:	As specified in the relevant terms supplement, subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Payment Date.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, this product supplement no. 25-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and with respect to JPMorgan Chase & Co.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.   This product supplement no. 25-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  The information in the relevant terms supplement, this product supplement no. 25-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 25-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.  The relevant terms supplement, this product supplement no. 25-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. 25-I, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 25-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement.  The term “note” refers to each $1,000 principal amount of our Reverse Exchangeable Notes or Upside Auto Callable Reverse Exchangeable Notes Linked to the Least Performing of Two or More Reference Stocks.

General

The notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. that are linked to the common stocks specified in the relevant terms supplement (the “Reference Stocks”).  As used in this product supplement, the term “common stock” includes securities issued through depositary arrangements that represent non-U.S. equity securities, such as American depositary shares (“ADSs”).  If a Reference Stock is an ADS, the term “issuer” of that Reference Stock refers to the issuer of the shares underlying the ADS.  We refer to the common stock represented by an ADS as an “Underlying Stock.”

The notes are a series of debt securities referred to in the accompanying prospectus supplement and prospectus.  The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The notes offer a higher interest rate than the yield that we believe would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating.  However, the notes do not guarantee any return of principal at maturity; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes).  The payment at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes) will be based on whether a Trigger Event has occurred and the performance of the Least Performing Reference Stock during the term of the notes as described below.  Regardless of whether you receive at maturity your principal amount (assuming no automatic call in the case of upside auto callable reverse exchangeable notes), the Physical Delivery Amount or, at our election, the Cash Value (as described under “— Payment at Maturity”), you will be entitled to periodic interest payments on the principal amount of your notes as specified in the relevant terms supplement.  Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.  The principal amount and issue price of each note are $1,000, unless otherwise specified in the relevant terms supplement.  The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book -Entry System” in the accompanying prospectus.

The terms of specific issuances of the notes will be described in the relevant terms supplement accompanying this product supplement no. 25-I.  The terms described in that terms supplement will supplement those described in this product supplement and in the accompanying prospectus and prospectus supplement.  If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Interest Payments

Unless otherwise specified in the relevant terms supplement, the interest payment due on each Interest Payment Date for each $1,000 principal amount note will be calculated as follows:

$1,000 × Interest Rate × 1 / number of Interest Payment Dates per year where the number of Interest Payment Dates per year is determined by the frequency of the Interest Payment Dates and how many Interest Payment Dates would occur over the course of a full year regardless of the actual term of the notes.

The notes will bear interest at the per annum rate, or such other rate or rates, specified in the relevant terms supplement (the “Interest Rate”).  Interest will accrue from and including the issue date of the notes to but excluding the maturity date or, if the notes are called, to but excluding the applicable Call Settlement Date.  Interest will be payable in arrears on each Interest Payment Date to and including the maturity date or, if the notes are called, to and including the applicable Call Settlement Date, to the holders of record at the close of business on the business day prior to that Interest Payment Date or Call Settlement Date, as applicable, unless otherwise specified in the relevant terms supplement.

The “Interest Payment Dates” will be specified in the relevant terms supplement, provided that the final Interest Payment Date will be the maturity date (assuming no automatic call in the case of upside auto callable reverse exchangeable notes).  Each Interest Payment Date is subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Payment Date.”

Automatic Call (for Upside Auto Callable Reverse Exchangeable Notes)

Unless otherwise specified in the relevant terms supplement, if the notes are upside auto callable reverse exchangeable notes and if, on any Call Date, the closing price of one share of each Reference Stock is greater than or equal to its Initial Share Price (or Stock Strike Price, if applicable), the notes will be automatically called for a cash payment for each $1,000 principal amount note equal to $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date, payable on the Call Settlement Date.

If applicable, the “Call Date(s)” will be specified in the relevant terms supplement.  Each Call Date is subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Determination Date.”

Unless otherwise specified in the relevant terms supplement, if the notes are automatically called on any Call Date, the “Call Settlement Date” will be the first Interest Payment Date immediately following that Call Date.  Each Interest Payment Date (and, therefore, the Call Settlement Date) is subject to postponement in the event of certain market disruption events and as described under “ — Postponement of a Payment Date.”

Payment at Maturity

Unless otherwise specified in the relevant terms supplement, you will receive $1,000 for each $1,000 principal amount note plus any accrued and unpaid interest at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes) unless:

(i)	the Final Share Price of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable); and

(ii)	a Trigger Event has occurred.

If the conditions described in (i) and (ii) are both satisfied and assuming no automatic call in the case of upside auto callable reverse exchangeable notes, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the Least Performing Reference Stock equal to the Physical Delivery Amount of the Least Performing Reference Stock (or, at our election, the Cash Value).  If you receive shares of the Least Performing Reference Stock, fractional shares will be paid in cash.  The market value of the Physical Delivery Amount or the Cash Value will most likely be less than the principal amount of your notes and may be zero.   Accordingly, you may lose some or all of your principal if you invest in the notes. See “Risk Factors” for further information.

The “Least Performing Reference Stock” means the Reference Stock with the Least Performing Reference Stock Return, which may be referred to as the “Lesser Performing Reference Stock” in the relevant terms supplement if the notes are linked only to two Reference Stocks.

The “Least Performing Reference Stock Return” means the lowest of the Reference Stock Returns of the Reference Stocks, which may be referred to as the “Lesser Performing Reference Stock Return” in the relevant terms supplement if the notes are linked to only two Reference Stocks.

A “Trigger Event” occurs if (a) for notes with continuous Reference Stock monitoring, at any time during the Monitoring Period, the trading price of one share of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) by more than the applicable Buffer Amount, (b) for notes with daily Reference Stock monitoring, on any day during the Monitoring Period, the closing price of one share of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) by more than the applicable Buffer Amount or (c) for notes with single observation Reference Stock monitoring, the Final Share Price of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) by more than the applicable Buffer Amount.

The relevant terms supplement will specify whether continuous, daily or single observation Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the prices of the Reference Stocks.  For example, the relevant terms supplement may specify weekly Reference Stock monitoring for purposes of determining whether the closing price of one share of any Reference Stock is less than its Initial Share Price by more than the applicable Buffer Amount.

The “Monitoring Period” will be specified in the relevant terms supplement, if applicable.  For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from but excluding the pricing date to and including the Observation Date or the final Averaging Date.

The “Buffer Amount” with respect to each Reference Stock will be specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Buffer Amount is equal to 20% of the Initial Share Price of each Reference Stock.  The Initial Share Price (and, therefore, the Buffer Amount) of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock.  See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Unless otherwise specified in the relevant terms supplement, the “Physical Delivery Amount” will be, with respect to each Reference Stock, the number of shares of that Reference Stock per $1,000 principal amount of the notes equal to $1,000 divided by the Initial Share Price (or Stock Strike Price, if applicable) of that Reference Stock.  The Initial Share Price (and, therefore, the

Physical Delivery Amount) of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock.  See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Unless otherwise specified in the relevant terms supplement, the “Cash Value” will be the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price (or Stock Strike Price, if applicable) of the Least Performing Reference Stock and (2) the Final Share Price of the Least Performing Reference Stock.  The Initial Share Price of the Least Performing Reference Stock (and, therefore, the Cash Value) is subject to adjustment upon the occurrence of certain corporate events affecting the Least Performing Reference Stock.  See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the “Reference Stock Return,” as calculated by the calculation agent, is calculated as follows:

Reference Stock Return	=	Final Share Price – Initial Share Price (or Stock Strike Price, if applicable)
Initial Share Price (or Stock Strike Price, if applicable)

Unless otherwise specified in the relevant terms supplement, the “Initial Share Price” is, with respect to each Reference Stock, the closing price of one share of that Reference Stock on the pricing date or such other date as specified in the relevant terms supplement, divided by the Stock Adjustment Factor for that Reference Stock.  The Initial Share Price of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock.  See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the “Stock Adjustment Factor” will be set initially at 1.0 on the pricing date, subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, the “Final Share Price” is, with respect to each Reference Stock, the closing price of one share of that Reference Stock on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of that Reference Stock on each of the Averaging Dates.  Notwithstanding the foregoing, if the relevant terms supplement specifies that the Final Share Price of each Reference Stock will be determined based on the arithmetic average of the closing prices of that Reference Stock on each of the Averaging Dates and an adjustment to the Stock Adjustment Factor for a Reference Stock would have become effective (an “Adjustment Effective Date”) in accordance with “General Terms of Notes — Anti-Dilution Adjustments” after the first Averaging Date but on or prior to the final Averaging Date, then the closing price of one share of that Reference Stock on each Averaging Date occurring prior to the applicable Adjustment Effective Date of such adjustment to be used to determine the Final Share Price of that Reference Stock will be deemed to equal the closing price of that Reference Stock divided by the Stock Adjustment Factor of that Reference Stock, as adjusted (assuming that the Stock Adjustment Factor of that Reference Stock prior to such adjustment is equal to 1.0).  See “General Terms of Notes — Anti-Dilution Adjustments.”

The relevant terms supplement may specify a price other than the Initial Share Price of each Reference Stock, which we refer to as the “Stock Strike Price,” to be used for calculating the amount payable at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes).  The Stock Strike Price, if applicable, for each Reference Stock will be equal to (a) a percentage of the closing price of one share of that Reference Stock as of a specified date or (b) a fixed amount determined without regard to the closing price of one share of that Reference Stock as of a particular date, in each case divided by the Stock Adjustment Factor for that Reference Stock.  For example, the relevant terms supplement may specify that, for a particular Reference

Stock, a Stock Strike Price equal to 95% of the closing price of one share of that Reference Stock on the pricing date, divided by the Stock Adjustment Factor for that Reference Stock (i.e., the Initial Share Price), will be used to calculate the payment at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes).

Unless otherwise specified in the relevant terms supplement, the “closing price” of one share of each Reference Stock (or one unit of any other security for which a closing price must be determined) on any relevant day means:

•
if that Reference Stock (or that security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on which that Reference Stock (or that security) is listed or admitted to trading;

•
if that Reference Stock (or that security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by Financial Industry Regulatory Authority, Inc. (the “FINRA”) (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on that day;

•
if that Reference Stock (or that security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and that Reference Stock (or that security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which that Reference Stock (or that security) is listed or admitted to trading; or

•
otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for that Reference Stock (or that security) obtained from as many dealers in that Reference Stock (or that security) but not exceeding three, as will make such bid prices available to the calculation agent, in each case subject to the provisions of “— Postponement of a Determination Date” and “General Terms of Notes — Reorganization Events.”

Unless otherwise specified in the relevant terms supplement, the “trading price” of one share of each Reference Stock (or one unit of any other security for which a trading price must be determined) at any time on any relevant day means:

•
if that Reference Stock (or that security) is listed or admitted to trading on a national securities exchange, the most recently reported sale price, regular way, at that time during the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act, on which that Reference Stock (or that security) is listed or admitted to trading;

•
if that Reference Stock (or that security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the most recently reported sale price at that time during the principal trading session on the OTC Bulletin Board on that day; or

•
if that Reference Stock (or that security) is issued by a foreign issuer and its trading price cannot be determined as set forth in the two bullet points above, and that Reference Stock (or that security) is listed or admitted to trading on a non-U.S. securities exchange or market, the most recently reported sale price, regular way, at that time during the principal trading session on that day on the primary non-U.S. securities exchange or market on which that Reference Stock (or that security) is listed or admitted to trading, in each case subject to the provisions of “General Terms of Notes — Reorganization Events.”

The “Valuation Date(s)” will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Averaging Date, and any Valuation Date is subject to adjustment as described in “— Postponement of a Determination Date” below.

The “maturity date” will be specified in the relevant terms supplement and is subject to adjustment as described under “— Postponement of a Payment Date” below.  In addition, the maturity date may be accelerated if there is an event of default.  See “General Terms of Notes — Payment upon an Event of Default.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on the applicable date or dates.  We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the notes entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

The “calculation agent” is the agent appointed by us to make certain calculations for the notes, which initially will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Notes — Calculation Agent” below.  JPMS is our affiliate and may have interests adverse to yours.  Please see “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.”

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Postponement of a Valuation Date

In this product supplement, we refer to each Call Date and each Valuation Date as a “Determination Date.”

If a Determination Date is not a trading day for any Reference Stock or if there is a market disruption event for any Reference Stock on a Determination Date (any such day, a “Disrupted Day” and any Reference Stock affected by a Disrupted Day, a “Disrupted Reference Stock”), the applicable Determination Date will be postponed to the earliest day on which the closing price of one share of each Reference Stock has been established, as described below:

(a)
for each Reference Stock that is not a Disrupted Reference Stock (an “Unaffected Reference Stock”), the closing price on the postponed Determination Date will be deemed to be the closing price on the originally scheduled Determination Date; and

(b)
for each Disrupted Reference Stock, the closing price on the postponed Determination Date will be deemed to be the closing price on the first business day immediately following the originally scheduled Determination Date that is not a Disrupted Day for that Disrupted Reference Stock.

Accordingly, if a Determination Date is postponed as described above, the calculation agent may reference the closing prices of the Reference Stocks from different business days when making any determinations with respect to that Determination Date, as postponed.

For example, assume that the notes are linked to the least performing of three Reference Stocks, Reference Stock A, Reference Stock B and Reference Stock C, and that:

(a)	Business Day 1, a scheduled Determination Date, is not a Disrupted Day for Reference Stock A but is a Disrupted Day for Reference Stocks B and C;

(b)	Business Day 2 is not a Disrupted Day for Reference Stock B but is a Disrupted Day for Reference Stock C; and

(c)	Business Day 3 is not a Disrupted Day for Reference Stock C.

Under these circumstances, the Determination Date originally scheduled to occur on Business Day 1 would be postponed to Business Day 3 and, with respect to that Determination Date, as postponed, the closing prices would be deemed to be (a) for Reference Stock A, the closing price on Business Day 1; (b) for Reference Stock B, the closing price on Business Day 2 and (c) for Reference Stock C, the closing price on Business Day 3.

In no event, however, will any Determination Date be postponed to a date that is after the tenth business day after that Determination Date, as originally scheduled (a “Final Disrupted Determination Date”).  If a Determination Date has been postponed to the applicable Final Disrupted Determination Date and on that day, the closing price of one share of any Disrupted Reference Stock has not been established in accordance with the first paragraph under this “— Postponement of a Determination Date” section (a “Final Disrupted Reference Stock”), the closing price of one share of each Reference Stock for that Determination Date will be determined by the calculation agent on that Final Disrupted Determination Date and will be deemed to be:

(a)	for each Unaffected Reference Stock, the closing price on the originally scheduled Determination Date;

(b)
for each Disrupted Reference Stock that is not a Final Disrupted Reference Stock, the closing price determined in the manner described in the first paragraph under this “— Postponement of a Determination Date” section;

(c)
for each Final Disrupted Reference Stock, the closing price of one share of that Reference Stock determined by the calculation agent in good faith based on the calculation agent’s assessment of the market value of one share of that Reference Stock on that Final Disrupted Determination Date.

Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchange for that Reference Stock and (ii) the exchanges on which futures or options contracts related to that Reference Stock are traded.

Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, “relevant exchange” means the primary U.S. exchange or market for trading for that Reference Stock, or with respect to an Underlying Stock, the primary exchange or market for trading for that Underlying Stock.

Postponement of a Payment Date

In this product supplement, we refer to each Interest Payment Date and the maturity date as a “Payment Date.”

If any scheduled Payment Date (as specified in the relevant terms supplement) is not a business day, then that Payment Date will be the next succeeding business day following the scheduled Payment Date.  If, due to a market disruption event or otherwise, the Call Date immediately preceding any Interest Payment Date (in the case of upside auto callable reverse exchangeable notes) or the final Valuation Date preceding the maturity date is postponed so that it falls less than three business days prior to the applicable scheduled Payment Date, that Payment Date will be the third business day following that Call Date or final Valuation Date, as applicable, as postponed, unless otherwise specified in the relevant terms supplement.

If any Payment Date is adjusted as the result of a non-business day, a market disruption event or otherwise, any payment of interest due on that Payment Date will be made on that Payment Date as adjusted, with the same force and effect as if that Payment Date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

No Fractional Shares

If we deliver shares of the Least Performing Reference Stock to you at maturity, we will pay cash in lieu of delivering any fractional share of the Least Performing Reference Stock in an amount equal to the product of the closing price of one share of the Least Performing Reference Stock multiplied by the fractional amount as determined by the calculation agent on the final Valuation Date.

Delivery of Shares of the Least Performing Reference Stock

We may designate any of our affiliates to deliver any shares of the Least Performing Reference Stock or any Exchange Property (as defined in “General Terms of Notes — Reorganization Events — The Exchange Property””) pursuant to the terms of the notes and we will be discharged of any obligation to deliver those shares of the Least Performing Reference Stock or Exchange Property to the extent of such performance by our affiliates.  Reference in this product supplement to delivery of shares of the Least Performing Reference Stock or any Exchange Property by us will also be deemed to include delivery of those shares or Exchange Property by our affiliates.

RISK FACTORS

Your investment in the notes will involve certain risks.  The notes pay interest as specified in the relevant terms supplement but do not guarantee any return of principal at maturity.  Investing in the notes is not equivalent to investing directly in the Reference Stocks.  In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities.  You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

Your investment in the notes may result in a loss.

The notes do not guarantee any return of principal.  We will pay you your principal back (assuming no automatic call in the case of upside auto callable reverse exchangeable notes) at maturity so long as (i) the Final Share Price of each Reference Stock is greater than or equal to its Initial Share Price (or Stock Strike Price, if applicable) or a Trigger Event has not occurred.  A Trigger Event occurs if (a) for notes with continuous Reference Stock monitoring, at any time during the Monitoring Period, the trading price of one share of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) by more than the applicable Buffer Amount, (b) for notes with daily Reference Stock monitoring, on any day during the Monitoring Period, the closing price of one share of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) by more than the applicable Buffer Amount or (c) for notes with single observation Reference Stock monitoring, the Final Share Price of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) by more than the applicable Buffer Amount.

Assuming no automatic call in the case of upside auto callable reverse exchangeable notes, if the Final Share Price of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) and a Trigger Event has occurred, you will receive at maturity a number of shares of the Least Performing Reference Stock equal to the Physical Delivery Amount of the Least Performing Reference Stock (or at our election, the Cash Value).  The market value of the shares of the Least Performing Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value will most likely be less than the principal amount of your notes and may be zero.  Accordingly, you may lose the entire principal amount of your notes.

The notes are subject to the credit risk of JPMorgan Chase & Co.

The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or, if applicable, upon automatic call, or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, any Reference Stock.

You should not take our offering of the notes as an expression of our views about how any Reference Stock will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any Reference Stock, including through an investment in the notes.  As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in one or more Reference Stocks that conflict with an investment in the notes.  See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have.  You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in shares of one or more Reference Stocks or instruments the value of which is derived from one or more Reference Stocks.  We may also adjust our hedge by, among other things, purchasing or selling the shares of one or more Reference Stocks or instruments the value of which is derived from one or more Reference Stocks, and close out or unwind our hedge by selling any of the foregoing on or before any Valuation Date.  We cannot give you any assurances that our hedging will not negatively affect the value of any Reference Stock or the performance of the notes.  See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions.  These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

JPMS and other affiliates of ours may also trade the Reference Stocks and other financial instruments related to the Reference Stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers.  While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the price of any Reference Stock on the pricing date and/or decrease the price of any Reference Stock on any Determination Date, which could adversely affect, if applicable, whether there will be an automatic call, or your payment at maturity or the amount of interest you may receive over the term of the notes.

It is possible that those hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the issuer of a Reference Stock, including extending loans to, making equity investments in or providing advisory services to them, including merger and acquisition advisory services.  In the course of this business, we or our affiliates may acquire non-public information about the issuer of a Reference Stock, and we will not disclose any such information to you.  In addition, we or one or more of our affiliates may publish research reports or otherwise express views about the issuer of a Reference Stock.  Any prospective purchaser of notes should undertake an independent investigation of the issuers of the Reference Stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.  We do not make any representation or warranty to any purchaser of the notes with respect to any matters whatsoever relating to our business with the issuer of any Reference Stock.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the price, of a Reference Stock.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for these securities or financial instruments, our or their interests with respect to these products may be adverse to those of the holders of the notes.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currency in which a Reference Stock that is an ADS is denominated.  These trading activities could potentially affect the exchange rate with respect to the currency and, if currency exchange rate calculations are involved in the calculation of the closing price or the trading price of one share of that Reference Stock, could affect the value of the notes.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you.  In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates.  We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and, if the notes are linked to a Reference Stock that is an ADS, any prospective purchaser of the notes should undertake an independent investigation of the currency in which that ADS is denominated and the related exchange rate as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.

JPMS, one of our affiliates, will act as the calculation agent.  The calculation agent will determine, among other things, the Initial Share Price (or Stock Strike Price, if applicable), the Buffer Amount, the Physical Delivery Amount and the trading price or the closing price of one share of each Reference Stock on any day during the Monitoring Period, if applicable, whether the automatic call feature has triggered a mandatory redemption, whether a Trigger Event has occurred, whether a day is an Interest Payment Date and the amount of any payment on the notes.  In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred;

•	adjustments to any Stock Adjustment Factor and any adjustments as the result of a Reorganization Event;

•
whether to select a Successor Reference Stock and, if applicable, which common stock to select if an ADS serving as a Reference Stock is delisted or is no longer admitted to trading on a U.S. securities exchange or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated; and

•	the closing price of one share of one or more Reference Stocks if a Determination Date is postponed for ten business days due to a Disrupted Day.

In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future.  Any such research, opinions or recommendations could affect the price of any Reference Stock, and, therefore, the market value of the notes.

JPMS and its affiliates publish research from time to time on the issuers of the Reference Stocks, financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes.  JPMS and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes.  Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the notes and the Reference Stocks to which the notes are linked.

In the case of upside auto callable reverse exchangeable notes, the automatic call feature may force a potential early exit and the corresponding reinvestment risk.

If the notes are upside auto callable reverse exchangeable notes, they will be called before maturity if the closing price of each Reference Stock is greater than or equal to its Initial Share Price (or Stock Strike Price, if applicable) on a Call Date.  Under these circumstances, the amount of interest payable on the notes will be less than the full amount of interest that would have been payable if the notes had not been called prior to maturity, and for each $1,000 principal amount note, investors will receive on the applicable Call Settlement Date $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date.  If the notes are automatically called, you will lose the opportunity to continue to accrue and be paid interest from the relevant Call Settlement Date to the scheduled maturity date.  Because of this automatic call feature, the term of your investment in the notes may be limited to a period that is shorter than the original term of the notes.  The notes may be called at a time when prevailing interest rates are relatively low or at a time when the value of a Reference Stock has increased considerably from its Initial Share Price (or Stock Strike Price, if applicable).  There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to the maturity date.

You are exposed to the risk of decline in the value of each Reference Stock.

Your return on the notes and your payment at maturity, if any, is not linked to a basket consisting of the Reference Stocks. Rather, you will receive fixed interest payments at the rate specified by the relevant terms supplement and, assuming your notes have not been called, your payment at maturity will be contingent upon the performance of each individual Reference Stock.  Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed equally to the risks related to all of the Reference Stocks. Poor performance by any one of the Reference Stocks over the term of the notes may negatively affect your payment at maturity and will not be offset or mitigated by a positive performance by any or all of the other Reference Stocks.  Accordingly, your investment is subject to the risk of each Reference Stock.

You cannot predict the future performance of a Reference Stock based on its historical performance. The value of a Reference Stock may decline by more than its Buffer Amount during the Monitoring Period, if applicable, or on the final Valuation Date even though that Reference Stock has not experienced such a decrease in the past.

Your return on your investment in the notes will be limited to the interest payments on the notes.

The only return that you will receive on your investment in the notes will be the interest payments specified in the relevant terms supplement.

In certain circumstances, your payment at maturity will be determined by the Reference Stock with the worst performance on the Valuation Date(s).

If the notes have not been previously called and a Trigger Event has occurred, your return on the notes will be determined by the Reference Stock with the worst performance on the Valuation Date(s), and the notes may not return any of your initial investment.

For example, for notes linked to two Reference Stocks, even if the Final Share Price of one Reference Stock is greater than or equal to its Initial Share Price (or Stock Strike Price, if applicable), if the Final Share Price of the other Reference Stock (in this example, the Lesser Performing Reference Stock) is less than its Initial Share Price (or Stock Strike Price, if applicable) and a Trigger Event has occurred, you will receive at maturity a number of shares of the Least Performing Reference Stock equal to the Physical Delivery Amount of the Least Performing Reference Stock (or at our election, the Cash Value).  The market value of the shares of the Least Performing Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value will most likely be less than the principal amount of your notes and may be zero.

In certain circumstances, your payment at maturity may be based on a Reference Stock that did not cause a Trigger Event to occur.

If the notes are not called and a Trigger Event has occurred, your payment at maturity be determined by the Least Performing Reference Stock even if the Least Performing Reference Stock did not cause the Trigger Event to occur.  For example, assuming the notes are linked to two Reference Stocks, continuous monitoring or daily monitoring applies and the relevant terms supplement specifies that the Buffer Amount for each Reference Stock is equal to 30% of its Initial Share Price, if a Trigger Event has occurred with respect to Reference Stock A and Reference Stock A subsequently increases in value so that its Final Share Price exceeds or is equal to its Initial Share Price, your payment at maturity will not necessarily be based on the performance of Reference Stock A.  Instead, if the Reference Stock Return of Reference Stock B is -20%, and the Reference Stock Return of Reference Stock A is 10%, your payment at maturity will be based on the performance of Reference Stock B, which is the Least Performing Reference Stock.  Under these circumstances, you will receive at maturity a number of shares of Reference Stock B equal to the Physical Delivery Amount of Reference Stock B (or at our election, the Cash Value) even though the value of Reference Stock B did not decline below its Buffer Amount at any time during the Monitoring Period.

The benefit provided by the Buffer Amount may terminate on any day during the term of the notes.

Assuming no automatic call in the case of upside auto callable reverse exchangeable notes, if a Trigger Event has occurred, you will be fully exposed to any depreciation in the closing price of one share of the Least Performing Reference Stock.  We refer to this feature as a contingent buffer.  Under these circumstances, you will lose 1% of the principal amount of your notes for every 1% that the Final Share Price of the Least Performing Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable).  You will be subject to this potential loss of principal even if (for notes with continuous or daily monitoring) the price of the relevant Reference Stock subsequently recovers such that its Final Share Price is not less than its Initial Share Price (or Stock Strike Price, if applicable) by more than the applicable Buffer Amount.  If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity.  As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.

If you receive shares of the Least Performing Reference Stock at maturity, the value of those shares may be less on the maturity date than on the final Valuation Date.

Assuming no automatic call in the case of upside auto callable reverse exchangeable notes, if the Final Share Price of any Reference Stock is less than its Initial Share Price (or Stock Strike Price, if applicable) and a Trigger Event has occurred, you will receive at maturity a number of shares of the Least Performing Reference Stock equal to the Physical Delivery Amount of the Least Performing Reference Stock (or at our election, the Cash Value).  The value of that Physical Delivery Amount on the final Valuation Date will be less than $1,000 for each $1,000 principal amount note and could decrease further during the period between the final Valuation Date and the maturity date.  We will make no adjustments to the Physical Delivery Amount of the Least Performing Reference Stock to account for any fluctuations in the value of that Physical Delivery Amount, and you will bear the risk of any decrease in the value of that Physical Delivery Amount between the final Valuation Date and the maturity date.

Because you will not benefit from any appreciation in any Reference Stock above its Initial Share Price, you should not expect to receive a payment at maturity or upon automatic call, if applicable, with a value greater than your principal amount, plus accrued and unpaid interest.

At maturity or upon automatic call, if applicable, you will most likely receive no more than the principal amount of your notes plus the final interest payment due on the maturity date or the Call Settlement Date, if applicable, and the total payment you receive over the term of the notes or upon the Call Settlement Date, if applicable, will most likely not exceed the principal amount of your notes plus the interest payments paid during the term of the notes or upon automatic call, if applicable. Accordingly, for each $1,000 principal amount note, it is unlikely that you will receive a payment at maturity or upon automatic call, if applicable with a value that exceeds $1,000 plus the final interest payment, or a total payment over the term of the notes, of more than the principal amount plus the interest payment as specified in the relevant terms supplement.  Even if the Final Share Prices of one or more Reference Stocks exceed their Initial Share Prices (or Stock Strike Prices, if applicable), you will receive only the principal amount of the notes, regardless of any appreciation in the value of any Reference Stock.

You will have no ownership rights in any Reference Stock.

Investing in the notes is not equivalent to investing in any Reference Stock.  As an investor in the notes, you will not have any ownership interest or rights in any Reference Stock, such as voting rights, dividend payments or other distributions.  If the notes are linked to ADSs representing non-U.S. equity securities issued through depositary arrangements, you will not have the rights of owners of those ADSs or any Underlying Stock.

We have no affiliation with the issuer of any Reference Stock.

The issuer of any Reference Stock is not an affiliate of ours and will not be involved in any of our offerings of notes pursuant to this product supplement in any way.  Consequently, we have no control of the actions of the issuer of any Reference Stock, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity or, if applicable, upon early automatic call.  No Reference Stock issuer will have an obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes.  None of the money you pay for the notes will go to the issuer of any Reference Stock.

In addition, as we are not affiliated with the issuer of any Reference Stock, we do not assume any responsibility for the adequacy of the information about any Reference Stock or its issuer contained in any terms supplement or in any Reference Stock issuer’s publicly available filings.  We are not responsible for any issuer’s public disclosure of information on itself or any Reference Stock, whether contained in Securities and Exchange Commission, which we refer to as the SEC, filings or otherwise.  As an investor in the notes, you should make your own investigation into any relevant Reference Stock.

The Final Share Price of a Reference Stock may be less than the closing price of one share of that Reference Stock at the maturity date of the notes or at other times during the term of the notes.

Because the Final Share Price of each Reference Stock is calculated based on the closing price of one share of that Reference Stock on one or more Valuation Dates during the term of the notes, the closing price of one share of that Reference Stock at the maturity date or at other times during the term of the notes, including dates near the Valuation Date(s), could be higher than its Final Share Price.  This difference could be particularly large if there is a significant increase in the closing price of one share of that Reference Stock after the final Valuation Date, if there is a significant decrease in the closing price of one share of that Reference Stock around the time of the Valuation Date(s) or if there is significant volatility in the closing price of one share of that Reference Stock during the term of the notes (especially on dates near the Valuation Date(s)).  For example, when the Valuation Date(s) is near the end of the term of the notes, then if the closing price for a Reference Stock increases or remains relatively constant during the initial term of the notes and then decreases below its Initial Share Price (or Stock Strike Price, if applicable), the Final Share Price of that Reference Stock may be significantly less than if it were calculated on a date earlier than the Valuation Date(s).  Under these circumstances, the value you receive at maturity, if any, may be less than the value you would have received if you had invested directly in the Reference Stocks or contracts relating to the Reference Stocks for which there is an active secondary market.

The notes are designed to be held to maturity.

The notes are not designed to be short-term trading instruments.  The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where one or more Reference Stocks have appreciated since the pricing date.  The potential returns described in any relevant terms supplement assume no automatic call in the case of upside auto callable reverse exchangeable notes and that your notes are held to maturity.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange.  There may be little or no secondary market for the notes.  Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

JPMS may act as a market maker for the notes, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.  If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes.  We expect that, generally, the prices of the Reference Stocks and interest rates on any day will affect the value of the notes more than any other single factor.  However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the prices of the Reference Stocks.  The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	whether a Trigger Event has occurred or is expected to occur;

•	the actual and expected frequency and magnitude of changes in the market prices of the Reference Stocks (i.e., volatility);

•	the time to maturity of the notes;

•
the dividend rates on the Reference Stocks (while not paid to holders of the notes, dividend payments on the Reference Stocks may influence the market price of the Reference Stocks and the market value of options on the Reference Stocks and therefore affect the market value of the notes);

•
the occurrence of certain corporate events affecting the shares of a Reference Stock that may or may not require an adjustment to the applicable Stock Adjustment Factor or, in the case of an ADS, the selection of a Successor Reference Stock;

•	interest and yield rates in the market generally as well as in each of the markets of the Reference Stocks;

•
economic, financial, political, regulatory and judicial events that affect the Reference Stocks or stock markets generally and that may affect the closing prices of the Reference Stocks on any Valuation Date or the trading prices (in the case of continuous monitoring) or closing prices (in the case of daily monitoring) of the Reference Stocks on any day during the Monitoring Period, if applicable;

•	If any Reference Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the applicable Underlying Stock is traded; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price that you will receive if you choose to sell your notes prior to maturity.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You cannot predict the future performance of any Reference Stock based on its historical performance.

While it is possible that the notes could trade above their principal amount prior to maturity, the likelihood of such an increase is limited by market factors and the fact that the amount payable at maturity or if applicable, upon automatic call, will not exceed 100% of the principal amount of the notes.  Even if the notes did trade above their principal amount prior to maturity, the only way to realize such a market premium would be to sell your notes in a secondary market transaction, if such a transaction were available.  Moreover, if you sell your notes prior to maturity, you may have to sell them at a substantial discount from their principal amount if the market prices of the Reference Stocks are at, below or not sufficiently above their Initial Share Prices.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to affect adversely the value of the notes prior to maturity.

While the payment, if any, at maturity or if applicable, upon automatic call, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes.  An agent’s commission or the estimated cost (see “Use of Proceeds and Hedging”) includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price.  In addition, any of those prices may differ from values determined by pricing models used by JPMS, as a result of this compensation or other transaction costs.

If the market value of a Reference Stock changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning any Reference Stock.  Accordingly, changes in the market value of a Reference Stock may not result in a comparable change in the market value of the notes.  If the closing price of one share of any Reference Stock on any trading day increases above its Initial Share Price, the value of the notes may not increase comparably, if at all.  It is also possible for the value of a Reference Stock to increase moderately while the value of the notes declines.

When the trading price (in the case of continuous monitoring) or the closing price (in the case of daily or single observation monitoring) of any Reference Stock on any day is less than its Initial Share Price (or Stock Strike Price, if applicable) by close to the applicable Buffer Amount for the first time, the market value of the notes will likely decline at a greater rate than the market value of that Reference Stock.  If a Reference Stock trades (in the case of continuous monitoring) or closes (in the case of daily or single observation monitoring) at prices that are less than its Initial Share Price (or Stock Strike Price, if applicable) by an amount that is close to or more than the applicable Buffer Amount, we expect the market value of the notes to decline to reflect, among a number of factors, our right to potentially deliver to you at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes) the Physical Delivery Amount of the Least Performing Reference Stock (or, at our election, the Cash Value) with a value less than 100% of the principal amount of your notes.

Historical performance of the Reference Stocks should not be taken as an indication of the future performance of any Reference Stock during the terms of the notes.

The actual performance of the Reference Stocks over the term of the notes, as well as the amount payable at maturity or, if applicable, upon automatic call or on any Interest Payment Date may bear little relation to the historical performance of any Reference Stock.  The value of the Reference Stocks will be determined by the price of the Reference Stocks.  It is impossible to predict whether the value of any Reference Stock will rise or fall.

Investing in the notes is not equivalent to investing in any Reference Stock.

Investing in the notes is not equivalent to investing in any Reference Stock.  As an investor in the notes, you will not have any ownership interests or rights in any Reference Stock, such as voting rights or rights to receive dividends, dividend payments or other distributions or other rights that holders of the Reference Stocks would have.  If the notes are linked to ADSs representing non-U.S. equity securities issued through depositary arrangements, you will not have the rights of owners of those ADSs or the applicable Underlying Stock.

Your return on the notes will not reflect dividends on any Reference Stock.

Your return on the notes will not reflect the return you would realize if you actually owned the Reference Stocks and received the dividends on the Reference Stocks.  This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Final Share Prices of the Reference Stocks on the Valuation Date(s).  The Final Share Price of a Reference Stock reflects the closing price of one share of that Reference Stock on the Observation Date or the arithmetic average of the closing price of one share of that Reference Stock on each of the Averaging Dates, as applicable, without taking into consideration the value of dividends on that Reference Stock.

We have no affiliation with the issuers of the Reference Stocks.

The issuers of the Reference Stocks are not affiliates of ours and will not be involved in any of our offerings of notes pursuant to this product supplement in any way.  Consequently, we have no control of the actions of the issuer of any Reference Stock, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity.  The issuers of the Reference Stocks have no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes.  None of the money you pay for the notes will go to the issuer of any Reference Stock.

In addition, as we are not affiliated with the issuer of any Reference Stock, we do not assume any responsibility for the adequacy of the information about any Reference Stock or its issuer contained in any Reference Stock issuer’s publicly available filings.  We are not responsible for any issuer’s public disclosure of information on itself or any Reference Stock, whether contained in Securities and Exchange Commission, which we refer to as the SEC, filings or otherwise.  As an investor in the notes, you should undertake your own investigation into the Reference Stocks.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from determining the closing price of one share of any Reference Stock on any Determination Date, whether the notes are to be automatically called, if applicable, the trading price (in the case of continuous monitoring) or the closing price (in the case of daily monitoring) of one share of any Reference Stock on any day during the Monitoring Period, if applicable, and consequently, the amount, if any, that we will pay you at maturity of the notes (assuming no automatic call in the case of upside auto callable reverse exchangeable notes).  These events may include disruptions or suspensions of trading in the markets as a whole.  If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that a Determination Date, as applicable, and the Call Settlement Date or maturity date, as applicable, may be postponed and your return will be adversely affected.  See “General Terms of Notes — Market Disruption Events.”  Moreover, if any Determination Date is postponed to the last possible day and the closing price of one share of any Reference Stock is not available on that day because of a Disrupted Day, the calculation agent will nevertheless assess the market value of one share of that Reference Stock on that last possible day.  See “Description of Notes — Postponement of a Determination Date” for more information.

The tax consequences of an investment in the notes are unclear.

There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes.  Insofar as we have tax reporting responsibilities with respect to your notes, we expect to treat them for U.S. federal income tax purposes as units each comprising: (i) a put option written by you that is automatically terminated if an Automatic Call occurs and that, if not terminated, requires you to purchase the Least Performing Reference Stock (or, at our option, receive the Cash Value thereof) from us at maturity under circumstances where the payment due at maturity is the Physical Delivery Amount and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the put option.  The IRS might not accept, and a court might not uphold, this treatment.  If the IRS were successful in asserting an alternative treatment for the notes, the timing and character of income on the notes could differ materially and adversely from our description herein.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the notes are the timing and character of income or loss (including whether the Put Premium, as defined below in “Material U.S. Federal Income Tax Consequences,” might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.  Both U.S. and Non-U.S. Holders should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement no. 25-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures.  Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any of those notes in the secondary market may be limited.

Risks Related to the Reference Stocks

We or one of our affiliates may serve as the depositary for the American Depositary Shares representing the common stock of an issuer.

We or one of our affiliates may serve as depositary for some foreign companies that issue ADSs.  If a Reference Stock is an ADS, and we or one of our affiliates serves as depositary for such ADSs, our or such affiliates’ interests, as depositary for the ADSs, may be adverse to your interests as a holder of the notes.

If a Reference Stock is an ADS, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a note that is linked to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an Underlying Stock that is quoted and traded in a foreign currency.  The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable Underlying Stocks.  In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future.  These risks generally depend on economic and political events over which we have no control.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes.  Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the applicable Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the applicable ADS, which may consequently affect the value of the notes.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments.  Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other.  However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency.  These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.  As a consequence, these government actions could adversely affect an investment in a note that is linked to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.  You will bear those risks.

If a Reference Stock is an ADS, an investment in the notes is subject to risks associated with non-U.S. securities markets.

An investment in the notes linked to the value of the ADSs of one or more foreign issuers representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries.  Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.  Moreover, the economies of these countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.  These countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments that may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries.  These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates.  In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  The risks of the economies of emerging market countries are relevant for notes linked to the ADSs of one or more emerging markets issuers.

Some or all of these factors may influence the price of the ADSs.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You cannot predict the future performance of the ADSs based on its historical performance.  The value of the ADSs may decrease and you may not receive any return of your investment.  There can be no assurance that the price of the ADSs will not decrease so that at maturity, you will not lose some or all of your investment.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

If your note is linked to the performance of the ADSs of one or more foreign issuers, you should be aware that your note is linked to the prices of the ADSs and not to the applicable Underlying Stocks, and there exist important differences between the rights of holders of ADSs and the Underlying Stocks.  Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer.  Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer.  For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs.  Any such differences between the rights of holders of the ADSs and holders of the applicable Underlying Stock may be significant and may materially and adversely affect the value of the notes.

In some circumstances, the payment you receive on the notes or whether there will be an automatic call in the case of upside auto callable reverse exchangeable notes, may be based on the common stock(s) (or ADSs, as applicable) of one or more companies that are not the applicable Reference Stock(s).

Following certain corporate events relating to a Reference Stock where its issuer is not the surviving entity, whether there will be an automatic call in the case of upside auto callable reverse exchangeable notes or the amount you receive at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes), may be based on the common stock of a successor to that Reference Stock issuer or any cash or any other assets distributed to holders of that Reference Stock in such corporate event.  The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

In addition, for notes linked to the performance of one or more ADSs, if that ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a), (i) replace that ADS with the ADS of a company selected from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the issuer of that original ADS is organized, or has its principal executive office, and that are then registered to trade on the New York Stock Exchange (the “NYSE”) or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized, or has its principal executive office and that are then registered to trade on the NYSE or The NASDAQ Stock Market that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace that ADS with the common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the applicable Underlying Stock to be that Reference Stock.  You should read the section of this product supplement called “General Terms of Notes — Delisting of ADSs or Termination of ADS Facility” for more information.  Replacing the original ADS serving as a Reference Stock with another ADS may materially and adversely affect the value of the notes.

Anti-dilution protection is limited and may be discretionary.

The calculation agent will make adjustments to the Stock Adjustment Factor for each Reference Stock, which will be set initially at 1.0, for certain adjustment events (as defined below) affecting that Reference Stock, including stock splits and certain corporate actions, such as mergers.  The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of a Reference Stock or another party makes a partial tender or partial exchange offer for a Reference Stock.  If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected.  You should also be aware that the calculation agent may make adjustments in response to events that are not described in this product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so.  With respect to the issuance of transferrable rights or warrants, the calculation agent may also make adjustments in a manner that differs from what is described in this product supplement in good faith to ensure an equitable result.  Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the notes in making these determinations.  See “General Terms of Notes — Anti-Dilution Adjustments” for further information.

We may exercise any and all rights we may have as a lender to, or a security holder of, the issuer of a Reference Stock.

If we or any of our affiliates are lenders to, or hold securities of, the issuer of a Reference Stock, we will have the right, but not the obligation, to exercise or refrain from exercising our rights as a lender to, or holder of securities of, such issuer.  Any exercise of our rights as a lender or holder of securities of the issuer of a Reference Stock, or our refraining from such exercise, will be made without regard to your interests and could affect the value of the notes.

We cannot assure you that the public information provided on the issuer of a Reference Stock is accurate or complete.

All disclosures contained in the relevant terms supplement regarding the issuer of a Reference Stock will be derived from publicly available documents and other publicly available information.  We have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to the issuer of a Reference Stock in connection with the offering of the notes.  We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer of a Reference Stock is accurate or complete, and are not responsible for public disclosure of information by the issuer of a Reference Stock, whether contained in filings with the SEC or otherwise.  Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement (including events that would affect the accuracy or completeness of the publicly available documents of the issuer of a Reference Stock) that would affect the closing price of one share of any Reference Stock (and therefore any Final Share Price) will have been publicly disclosed.  Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning the issuer of any Reference Stock could affect whether there will be an automatic call in the case of upside auto callable reverse exchangeable notes, the amount you will receive at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes) and, therefore, the market value of the notes.  Any prospective purchaser of the notes should undertake an independent investigation of the issuer of any relevant Reference Stock as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes.  The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes.  We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

If so specified in the relevant terms supplement, each agent’s commission will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes.  If the relevant terms supplement does not specify that such projected profit is included in each agent’s commission, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes.  Under these circumstances, the estimated cost of hedging will include the projected profit, which will not exceed $50.00 per $1,000 principal amount note.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes.  In addition, from time to time after we issue the notes, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the notes and possibly in connection with our or our affiliates’ exposure to the Reference Stocks.  To accomplish this, we, through our affiliates or others, may take positions in one or more Reference Stocks or instruments the value of which is derived from one or more Reference Stocks.  From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in one or more Reference Stocks or instruments the value of which is derived from one or more Reference Stocks.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the price of any Reference Stock on the pricing date and/or decrease the price of any Reference Stock on any Determination Date, which could adversely affect, if applicable, whether there will be an automatic call, or your payment at maturity or the amount of interest you may receive over the term of the notes.  It is possible that such hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.  See “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account.  We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Reference Stocks.  No note holder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

THE REFERENCE STOCKS

The relevant terms supplement will provide summary information regarding the business of the issuers of the Reference Stocks based on its publicly available documents, without independent verification.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates.  In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC.  The address of the SEC’s website is http://www.sec.gov.  Information regarding the issuers of the Reference Stocks may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant terms supplement relate only to the notes offered thereby and do not relate to any Reference Stock or other securities of the issuer of any Reference Stock.  We will derive any and all disclosures contained in the relevant terms supplement regarding the issuer of any Reference Stock from the publicly available documents described above.  In connection with the offering of the notes, we have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to the issuer of any Reference Stock.  We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuer of any Reference Stock is, accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the closing price of one share of any Reference Stock (and therefore any Final Share Price) will have been publicly disclosed.  Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning the issuer of any Reference Stock could affect whether there will be an automatic call in the case of upside auto callable reverse exchangeable notes, the amount you will receive at maturity (assuming no automatic call in the case of upside auto callable reverse exchangeable notes) and, therefore, the market value of the notes.

Conflicts of Interest

See the relevant terms supplement and “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities” for information about economic interests with respect to the Reference Stocks that we or our affiliates make may have that are adverse to your interests.

Historical Performance of the Reference Stocks

We will provide historical price information on the Reference Stocks in the relevant terms supplement. You should not take any of those historical prices as an indication of future performance.  Neither we nor any of our affiliates makes any representation to you as to the performance of any Reference Stock.

GENERAL TERMS OF NOTES

Calculation Agent

J.P. Morgan Securities LLC, one of our affiliates, will act as the calculation agent.  The calculation agent will determine, among other things, the Initial Share Price (or Stock Strike Price, if applicable), the Buffer Amount, the Physical Delivery Amount and the trading price or the closing price of one share of each Reference Stock on any day during the Monitoring Period, if applicable, whether the automatic call feature has triggered a mandatory redemption, whether a Trigger Event has occurred, whether a day is an Interest Payment Date and the amount of any payment on the notes.  In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred;

•	adjustments to any Stock Adjustment Factor and any adjustments as the result of a Reorganization Event;

•
whether to select a Successor Reference Stock and, if applicable, which common stock to select if an ADS serving as a Reference Stock is delisted or is no longer admitted to trading on a U.S. securities exchange or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated; and

•	the closing price of one share of one or more Reference Stocks if a Determination Date is postponed for ten business days due to a Disrupted Day.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.  We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of any amount payable on the notes on or prior to 11:00 a.m., New York City time, on the business day preceding the applicable Payment Date.

All calculations with respect to any Initial Share Price (or Stock Strike Price, if applicable), any Final Share Price, any Buffer Amount and any trading price or closing price of one share of any Reference Stock will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); the Physical Delivery Amount and all dollar amounts related to determination of any payment on the notes per $1,000 principal amount note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts payable, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from determining the closing price of one share of any Reference Stock on any Determination Date, whether the notes are to be automatically called, if applicable, the trading price (in the case of continuous monitoring) or the closing price (in the case of daily monitoring) of one share of any Reference Stock on any day during the Monitoring Period, if applicable, and consequently, the amount, if any, that we will pay you at maturity of the notes (assuming no automatic call in the case of upside auto callable reverse exchangeable notes).  These events may include disruptions or suspensions of trading on the markets as a whole.

With respect to each Reference Stock (or any security for which a closing price must be determined), a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•
the occurrence or existence of a suspension, absence or material limitation of trading of that Reference Stock (or that security) on the relevant exchange for that Reference Stock (or that security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on that relevant exchange;

•
a breakdown or failure in the price and trade reporting systems of the relevant exchange for that Reference Stock (or that security) as a result of which the reported trading prices for that Reference Stock (or that security) during the one-half hour period preceding the close of the principal trading session on that relevant exchange are materially inaccurate;

•
the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to that Reference Stock (or that security), if available, during the one-half hour period preceding the close of the principal trading session in that exchange or market; or

•	a decision to permanently discontinue trading in those related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and

•
a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a market disruption event with respect to each Reference Stock (or any security for which a closing price must be determined) has occurred, unless otherwise specified in the relevant terms supplement:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to that Reference Stock (or that security);

•
limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on that Reference Stock (or that security) by the primary exchange or market for trading in those contracts, if available, by reason of:

•	a price change exceeding limits set by that exchange or market,

•	an imbalance of orders relating to those contracts or

•	a disparity in bid and ask quotes relating to those contracts will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to that Reference Stock (or that security); and

•
a “suspension, absence or material limitation of trading” on the relevant exchange or on the primary exchange or market on which futures or options contracts related to that Reference Stock (or that security) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

Anti-Dilution Adjustments

The Stock Adjustment Factor for each Reference Stock is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

Unless otherwise specified below, no adjustments to the Stock Adjustment Factor for a Reference Stock will be required unless the Stock Adjustment Factor adjustment would require a change of at least 0.1% in the applicable Stock Adjustment Factor then in effect.  The applicable Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest ten-thousandth with five one hundred-thousandths being rounded upward.  The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor for a Reference Stock after the close of business on the business day immediately preceding the maturity date.

No adjustments to the Stock Adjustment Factor for a Reference Stock will be required other than those specified below.  The required adjustments specified in this section do not cover all events that could affect the closing price of one share of a Reference Stock on any relevant day during the term of the notes.  No adjustments will be made for certain other events, such as offerings of common stock by the issuer of a Reference Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for that Reference Stock by the issuer of that Reference Stock or any third party.

If an event other than those described below occurs with respect to a Reference Stock and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of that Reference Stock, the calculation agent may calculate the corresponding adjustment or series of adjustments to the applicable Stock Adjustment Factor as the calculation agent determines in good faith to be appropriate to account for that diluting or concentrative effect.  You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or our decision not to make any such adjustment.

For purposes of these adjustments, except as noted below, if an ADS is serving as a Reference Stock, all adjustments to the Stock Adjustment Factor for that Reference Stock will be made as if the applicable Underlying Stock is serving as that Reference Stock.  Therefore, for example, if the applicable Underlying Stock is subject to a two-for-one stock split and assuming the Stock Adjustment Factor for the applicable Reference Stock is equal to one, the Stock Adjustment Factor for that Reference Stock would be adjusted to equal two.  If a Reference Stock is an ADS, the term “dividend” used in this section, with respect to that Reference Stock, will mean, unless we specify otherwise in the relevant terms supplement, the dividend paid by the issuer of the applicable Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as a Reference Stock, no adjustment to the applicable ADS price or the applicable Stock Adjustment Factor, including those described below, will be made if (1) holders of those ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for those ADSs has adjusted the number of shares of the applicable Underlying Stock represented by each ADS so that the ADS price would not be affected by the corporate event in question.  However, to the extent that the number of shares of the applicable Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described in this product supplement (which may include ignoring such provision, if appropriate) will be made to reflect that change.

JPMS, as calculation agent, will be solely responsible for the determination and calculation of any adjustments to the Stock Adjustment Factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section and its determinations and calculations will be conclusive absent manifest error.

The calculation agent will provide information as to any adjustments to the Stock Adjustment Factor for a Reference Stock as described below upon written request by any note holder.

Stock Splits and Reverse Stock Splits

If a Reference Stock is subject to a stock split or reverse stock split, then once that split has become effective, the applicable Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor will equal the product of:

•	the prior Stock Adjustment Factor, and

•
the number of shares that a holder of one share of that Reference Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends or Distributions

If a Reference Stock is subject to (i) a stock dividend, i.e., an issuance of additional shares of that Reference Stock that is given ratably to all or substantially all holders of shares of that Reference Stock or (ii) a distribution of shares of that Reference Stock as a result of the triggering of any provision of the corporate charter of the issuer of that Reference Stock, then, once the dividend or distribution has become effective and the shares of that Reference Stock are trading ex-dividend, the applicable Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor will equal the prior Stock Adjustment Factor plus the product of:

•	the prior Stock Adjustment Factor, and

•	the number of additional shares issued in the stock dividend or distribution with respect to one share of that Reference Stock.

Non-Cash Dividends or Distributions

If the issuer of a Reference Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of that Reference Stock to all or substantially all holders of shares of that Reference Stock (other than (i) dividends, distributions, rights or warrants referred to under “— Stock Splits and Reverse Stock Splits” or “— Stock Dividends or Distributions” above or “— Issuance of Transferable Rights or Warrants” below and (ii) cash dividends or distributions referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of that Reference Stock are trading ex-dividend, the applicable Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor will equal the product of:

•	the prior Stock Adjustment Factor, and

•
a fraction, the numerator of which is the Current Market Price of one share of that Reference Stock and the denominator of which is the amount by which the Current Market Price exceeds the Fair Market Value of that distribution.

The “Current Market Price” of a Reference Stock means the closing price of one share of that Reference Stock on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the applicable Stock Adjustment Factor.

The “Fair Market Value” of any distribution means the value of that distribution on the ex-dividend date for that distribution, as determined by the calculation agent.  If that distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if the applicable Reference Stock is an ADS and that distribution consists of property traded on the ex-dividend date on a non-U.S. securities exchange or market, the Fair Market Value will equal the closing price of the distributed property on that ex-dividend date, as determined by the calculation agent.

“Ex-dividend date,” with respect to a dividend or other distribution for a Reference Stock, means the first trading day on which transactions in the shares of that Reference Stock trade on the relevant exchange without the right to receive that dividend or other distribution.

Notwithstanding the foregoing, a distribution on a Reference Stock described in clause (a), (d) or (e) of the section entitled “— Reorganization Events” below that also would require an adjustment under this section will not cause an adjustment to the applicable Stock Adjustment Factor and will only be treated as a Reorganization Event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization Events.”  A distribution on a Reference Stock described in the section entitled “— Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section will cause an adjustment only pursuant to the section entitled “— Issuance of Transferable Rights or Warrants.”

Cash Dividends or Distributions

If the issuer of a Reference Stock pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of that Reference Stock during any quarterly fiscal period during the term of the notes, in an aggregate amount that, together with other cash dividends or distributions made previously during that quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor has not previously been made under this “— Cash Dividends or Distributions” section, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares of that Reference Stock are trading ex-dividend, the applicable Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor will equal the product of:

•	the prior Stock Adjustment Factor, and

•
a fraction, the numerator of which is the Current Market Price of one share of that Reference Stock and the denominator of which is the amount by which the Current Market Price exceeds the aggregate amount in cash per share of that Reference Stock distributed in that cash dividend or distribution together with any cash dividends or distributions made previously during that quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor has not previously been made under this “— Cash Dividends or Distributions” section to holders of shares of that Reference Stock in excess of the Dividend Threshold.

For the avoidance of doubt, the Stock Adjustment Factor for a Reference Stock may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold.  If the applicable Stock Adjustment Factor has been previously adjusted in a particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold, subsequent adjustments will be made if the issuer of the relevant Reference Stock pays cash dividends or makes other distributions during that quarterly fiscal period in an aggregate amount that, together with other cash dividends or distributions since the last adjustment to the Stock Adjustment Factor (because of cash dividends or distributions that exceed the Dividend Threshold) exceeds the Dividend Threshold.  Those subsequent adjustments to the applicable Stock Adjustment Factor will only take into account the cash dividends or distributions during that quarterly fiscal period made since the last adjustment to the applicable Stock Adjustment Factor because of cash dividends or distributions that exceed the Dividend Threshold.

The “Dividend Threshold” of a Reference Stock is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding quarterly fiscal period, if any, per share of that Reference Stock plus (y) 10% of the closing price of one share of that Reference Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

Issuance of Transferable Rights or Warrants

Except as provided below, if the issuer of a Reference Stock issues transferable rights or warrants to all holders of shares of that Reference Stock to subscribe for or purchase that Reference Stock, including new or existing rights to purchase that Reference Stock at an exercise price per share less than the closing price of one share of that Reference Stock on (a) the date the exercise price of those rights or warrants is determined and (b) the ex-dividend date, then the applicable Stock Adjustment Factor will be adjusted on the ex-dividend date for that issuance so that the new Stock Adjustment Factor will equal the prior Stock Adjustment Factor for that Reference Stock plus the product of:

•	the prior Stock Adjustment Factor for that Reference Stock, and

•	the number of shares of that Reference Stock that can be purchased with the cash value of those warrants or rights distributed on one share of that Reference Stock.

The number of shares that can be purchased will be based on a value of the Reference Stock equal to the closing price of one share of the applicable Reference Stock on the trading day immediately preceding the ex-dividend date for that issuance minus the cash value of the warrants or rights.

The cash value of the warrants or rights will equal the closing price of one share of the applicable Reference Stock on the ex-dividend date minus the exercise price per share of those rights or warrants.

“Ex-dividend date,” with respect to a transferable right or warrant, means the first trading day on which transactions in the shares of that Reference Stock trade on the relevant exchange without the right to receive that transferable right or warrant.

Notwithstanding the foregoing, if the calculation agent determines in good faith that the adjustments in response to the issuance of transferable rights or warrants described above do not achieve an equitable result, the calculation agent in good faith may make adjustments or a series of adjustments that differ from, or that are in addition to, those described above with a view to offsetting, to the extent practical, any change in your economic position as a holder of the notes that results solely from the applicable event.  In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the applicable Reference Stock.  You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or our decision not to make any such adjustment.

Reorganization Events

If, prior to the maturity date,

(a)	there occurs any reclassification or change of a Reference Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of a Reference Stock;

(b)
the issuer of a Reference Stock, or any surviving entity or subsequent surviving entity of the issuer of a Reference Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the issuer of a Reference Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above;

(d)	the issuer of a Reference Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(e)
the issuer of a Reference Stock issues to all of its shareholders equity securities of an issuer other than the issuer of that Reference Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-Off Event”); or

(f)
a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of a Reference Stock and is consummated and completed in full for all or substantially all of those shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then the Initial Share Price (or Stock Strike Price, if applicable (and consequently the Buffer Amount and the Physical Delivery Amount)), the closing price and, if applicable, the trading price of one share of that Reference Stock from and including the effective date for that Reorganization Event will be adjusted as set forth below.  If that Reference Stock is the Least Performing Reference Stock, the Cash Value will also be adjusted accordingly.

If a reorganization event other than those described above occurs with respect to a Reference Stock, the calculation agent may calculate the corresponding adjustment or series of adjustments to the Initial Share Price (or Stock Strike Price, if applicable), the closing price and, if applicable, the trading price of one share of that Reference Stock as the calculation agent determines in good faith to be appropriate to account for that reorganization event.  You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or our decision not to make any such adjustment.

If a Reorganization Event with respect to a Reference Stock occurs, the calculation agent will be solely responsible for the determination of any Exchange Property, the value of any Exchange Property and the effect of the Reorganization Event on the Initial Share Price (or Stock Strike Price, if applicable), the closing price and, if applicable, the trading price of one share of that Reference Stock, and its determinations and calculations will be conclusive absent manifest error.

The calculation agent will provide information as to any adjustments to the Initial Share Price (or Stock Strike Price, if applicable) for a Reference Stock resulting from a Reorganization Event upon written request by any investor in the notes.

The Exchange Property

“Exchange Property,” with respect to a Reference Stock that is subject to a Reorganization Event, will consist of any shares of that Reference Stock that continue to be held by the holders of that Reference Stock, and any securities, cash or any other assets distributed to the holders of that Reference Stock with respect to one share of that Reference Stock in, or as a result of, the Reorganization Event.  No interest will accrue on any Exchange Property.

In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to the Exchange Property (in an amount determined on the basis of the rate of exchange in that tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer, a merger, combination or consolidation or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

With respect to any portion of the Exchange Property that consists of property other than Exchange Traded Securities or cash (such property, “Liquidation Property”), that portion of the Exchange Property will be deemed instead to consist of an amount of cash equal to the market value of the Liquidation Property, as determined by the calculation agent in its sole discretion, on the date the issuer of that Reference Stock distributed all the Liquidation Property.

“Exchange Traded Securities” means securities (including, without limitation, securities of the issuer of the applicable Reference Stock or securities of foreign issuers represented by American depositary receipts) traded on the NYSE, the NYSE Amex LLC or The NASDAQ Stock Market.

The Closing Price and the Trading Price of the Exchange Property

On any relevant day, the “closing price” or the “trading price” of the Exchange Property means the sum of:

(a)	the product of:

(i)	the closing price or trading price, respectively, of one share of any Exchange Traded Securities composing the Exchange Property on that day; and

(ii)	the quantity of applicable Exchange Traded Securities received for each share of the applicable Reference Stock; and

(b)
the aggregate cash amount of any Exchange Property (other than Exchange Traded Securities), including the aggregate cash amount resulting from the valuation of the Liquidation Property as described above.

Adjustment to the Initial Share Price (or Stock Strike Price, if applicable) of the applicable Reference Stock

If a Reorganization Event with respect to a Reference Stock occurs, then, for purposes of any determination with respect to that Reference Stock on or after the effective date of that Reorganization Event, the Initial Share Price (or Stock Strike Price, if applicable) of that Reference Stock will equal the Initial Share Price (or Stock Strike Price, if applicable) of that Reference Stock as of the trading day immediately preceding that effective date, subject to adjustment as described below:

(a)
with respect to each Exchange Traded Security composing the Exchange Property, the portion of the Initial Share Price (or Stock Strike Price, if applicable) equal to the Initial Share Price (or Stock Strike Price, if applicable), multiplied by:

(i)
the closing price of one share of that Exchange Traded Security on the effective date of that Reorganization Event multiplied by the quantity of applicable Exchange Traded Security received for each share of the applicable Reference Stock, divided by

(ii)	the closing price of the Exchange Property on the effective date of that Reorganization Event,

will be subject to the anti-dilution adjustments set forth in this product supplement with respect to that Exchange Traded Security and the stock adjustment factor with respect to that portion of the Initial Share Price (or Stock Strike Price, if applicable) will be set equal to 1.0 as of that effective date; and

(b)
no further adjustments as a result of anti-dilution adjustments of the type set forth in this product supplement will be made to the remaining portion of the Initial Share Price (or Stock Strike Price, if applicable).

Adjustment to the Closing Price and the Trading Price of the applicable Reference Stock

If a Reorganization Event with respect to a Reference Stock occurs, then, for purposes of any determination with respect to that Reference Stock on or after the effective date of that Reorganization Event:

(a)      the closing price of one share of that Reference Stock on any relevant day will equal the closing price of the Exchange Property on that day; and

(b)      the trading price of one share of that Reference Stock at any time on any relevant day will equal the trading price of the Exchange Property at that time on that day.

Adjustment to the Payment at Maturity

If a Reorganization Event occurs with respect to the Least Performing Reference Stock and if, assuming no automatic call for upside auto callable reverse exchangeable notes, you would have been entitled to receive the Physical Delivery Amount of the Least Performing Reference Stock (or, at our election, the Cash Value) at maturity, then for each $1,000 principal amount note, instead of receiving the number of shares of the Least Performing Reference Stock equal to the Physical Delivery Amount of the Least Performing Reference Stock (or, at our election, the Cash Value), you will receive Exchange Property (or, at our election, cash) with a value equal to the product of that Physical Delivery Amount, as may be adjusted, and the closing price of the Exchange Property on the final Valuation Date.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as a Reference Stock (an “Original Reference Stock”) is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated for any reason , then, on and after the date that ADS is no longer so listed or admitted to trading or the date of that termination, as applicable (the “ADS Change Date”), the calculation agent, in its sole discretion without consideration for the interests of investors, will either (A) select a Successor Reference Stock (as defined below) to that ADS after the close of the principal trading session on the trading day immediately prior to the ADS Change Date in accordance with the following paragraphs (each successor stock as so selected, a “Successor Reference Stock” and each successor stock issuer, a “Successor Reference Stock Issuer”) or (B) select the applicable Underlying Stock to be that Reference Stock.

Upon the selection of any Successor Reference Stock by the calculation agent pursuant to clause (A) of the preceding paragraph, on and after the ADS Change Date, references in this product supplement or the relevant terms supplement to the applicable “Reference Stock” will no longer be deemed to refer to the Original Reference Stock and will be deemed instead to refer to that Successor Reference Stock for all purposes, and references in this product supplement or the relevant terms supplement to “issuer” of the Original Reference Stock will be deemed to be to the applicable Successor Reference Stock Issuer.  Upon the selection of any Successor Reference Stock by the calculation agent pursuant to clause (A) of the preceding paragraph, on and after the ADS Change Date, (i) the Initial Share Price (or Stock Strike Price, if applicable) for that Successor Reference Stock will be equal to the Initial Share Price (or Stock Strike Price, if applicable) of the Original Reference Stock as of the trading day immediately preceding the ADS Change Date, divided by the Stock Adjustment Factor for that Successor Reference Stock and (ii) the Stock Adjustment Factor for that Successor Reference Stock will be an amount as determined by the calculation agent in good faith as of the ADS Change Date, taking into account, among other things, the closing price of the Original Reference Stock on the trading day immediately preceding the ADS Change Date, subject to adjustment for certain corporate events related to that Successor Reference Stock in accordance with “— Anti-Dilution Adjustments.”

The “Successor Reference Stock” with respect to an ADS will be the ADS of a company organized in, or with its principal executive office located in, the country in which the issuer of the Original Reference Stock is organized, or has its principal executive office, selected by the calculation agent from among the ADSs of three companies then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as that Original Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to that Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that a Successor Reference Stock will not be any ADS that is (or the Underlying Stock for which is) subject to a trading restriction under the trading restriction policies of JPMorgan Chase & Co. or any of its affiliates that would materially limit the ability of JPMorgan Chase & Co. or any of its affiliates to hedge the notes with respect to the ADS (a “Hedging Restriction”); provided further that if a Successor Reference Stock cannot be identified as set forth above for which a Hedging Restriction does not exist, that Successor Reference Stock will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of that Original Reference Stock is organized, or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent, is the most comparable to that Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for that Original Reference Stock and (v) is not subject to a Hedging Restriction.  Notwithstanding the foregoing, if a Successor Reference Stock cannot be identified in the country in which the issuer of that Original Reference Stock is organized, or has its principal executive office, as set forth above, that Successor Reference Stock will be selected by the calculation agent and will be a common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as that Original Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to that Original Reference Stock, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

Following the selection of a Successor Reference Stock, the Stock Adjustment Factor of the Successor Reference Stock will be subject to adjustment as described above under “— Anti-Dilution Adjustments.”

The calculation agent will provide information as to any Successor Reference Stock (including its Initial Share Price (or Stock Strike Price, if applicable)) upon written request by any note holder.

If the calculation agent selects the applicable Underlying Stock to be a Reference Stock pursuant to clause (B) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility” above, the Stock Adjustment Factor for that Reference Stock will thereafter equal the last value of the Stock Adjustment Factor for the ADS multiplied by the number of shares of the applicable Underlying Stock represented by a single ADS, subject to further adjustments as described under “— Anti-Dilution Adjustments.”  On and after the ADS Change Date, the closing price of the applicable Reference Stock on any relevant day and, if applicable, the trading price at any time on any relevant day will be expressed in U.S. dollars by converting the closing price or trading price, as applicable, into U.S. dollars using the applicable exchange rate as described below.

If the calculation agent selects the applicable Underlying Stock to be a Reference Stock pursuant to clause (B) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility” above, unless otherwise specified in the relevant terms supplement, to the extent that the Physical Delivery Amount is otherwise due at maturity, we will be deemed to have elected to deliver the Cash Value (payable in U.S. dollars) in lieu of the Physical Delivery Amount.  On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable Underlying Stock relative to the U.S. dollar as reported by Reuters Group PLC (“Reuters”) on the relevant page for that rate at approximately the closing time of the relevant exchange for the applicable Underlying Stock on that day.  However, (1) if that rate is not displayed on the relevant Reuters page on the date of determination, the applicable exchange rate on that day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three bid quotations, the average of the bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain a bid quotation from only one recognized foreign exchange dealer, that bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following the date of determination.  If the calculation agent is unable to obtain at least one bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described in the relevant terms supplement under the caption “Payment at Maturity,” calculated as if the date of acceleration were (a) the final Valuation Date, (b) the final day of the Monitoring Period, if applicable, and (c) the Final Disrupted Determination Date (if the date of acceleration is a Disrupted Day), which amount will include any accrued and unpaid interest on the notes.  If the notes have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) will be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement.  Unless otherwise specified in the relevant terms supplement, upon any acceleration of the notes, any interest will be calculated on the basis of 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes.  The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee).  One or more fully registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the accompanying prospectus under the heading “Forms of Securities — Book-Entry System.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes.  It applies to you only if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of the Reference Stock that a holder may receive at maturity.  You should consult your tax adviser regarding the potential U.S. federal tax consequences of the ownership and disposition of a Reference Stock.

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;

•	a “regulated investment company” as defined in Code Section 851;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

•	a dealer in securities;

•	a person holding a note as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a note;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein.  The effects of any applicable state, local or foreign tax laws are not discussed.  You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

Unless otherwise indicated in the relevant terms supplement, insofar as we have tax reporting responsibilities with respect to your notes, we expect (in the absence of an administrative determination or judicial ruling to the contrary) to treat them for U.S. federal income tax purposes as units each comprising (i) a put option written by you (a “Put Option”) that is automatically terminated if an Automatic Call occurs and that, if not terminated, requires you to purchase the Least Performing Reference Stock (or, at our option, receive the Cash Value thereof) from us at maturity for an amount equal to the Deposit (as defined below) under circumstances where the payment due at maturity is the Physical Delivery Amount (or the Cash Value) and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the Put Option (the “Deposit”).  Under this approach, a portion of each interest payment made with respect to the notes will be treated as interest on the Deposit, and the remainder as premium paid to you in consideration of your entry into the Put Option (a “Put Premium”).  We will specify in the relevant terms supplement the portion of each interest payment that we will allocate to interest on the Deposit and to Put Premium, respectively.

At the time of the relevant offering, we may seek an opinion of counsel regarding the tax consequences of owning and disposing of the notes.  In this event, whether or not counsel is able to opine regarding the correctness of the treatment of the notes described above, we expect that counsel will be able to opine that the following are the material tax consequences of owning and disposing of the notes if the treatment of the notes described above is respected, as well as material tax consequences that may apply if it is not respected.  The following discussion assumes this treatment is respected, except where otherwise indicated.  The relevant terms supplement may indicate other issues applicable to a particular offering of notes.

Tax Consequences to U.S. Holders

You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More than One Year

If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year, the following discussion applies.

Tax Treatment as Units Each Comprising a Put Option and a Deposit

If the treatment of the notes as units each comprising a Put Option and a Deposit is respected, the following is a discussion of the material U.S. federal income tax consequences of owning and disposing of the notes.

Tax Treatment of Interest Payments.  Because the term of the notes is not more than one year, the Deposit will be treated as a short-term obligation for U.S. federal income tax purposes.  Under the applicable Treasury regulations, the Deposit will be treated as being issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit.  Accordingly, accrual-method holders, and cash-method holders who so elect, will be required to include the discount in income as it accrues on a straight-line basis, unless they elect to accrue the discount on a constant-yield method based on daily compounding.  Cash-method holders who do not elect to accrue the discount in income currently will be required to include interest paid on the Deposit upon its receipt.  Additionally, cash-method holders who do not elect to accrue the discount in income currently will be required to defer deductions for interest paid on any indebtedness incurred to purchase or carry their notes in amounts not exceeding accrued discount that has not been included in income.

Put Premium will be taken into account as described below.

Sale or Exchange of a Note. Upon sale or exchange of a note prior to maturity or Automatic Call, you generally will be required to recognize an amount of short-term capital gain or loss equal to the difference between (i) the proceeds received minus the amount of accrued but unpaid discount on the Deposit and (ii) the purchase price you paid for the note minus the total Put Premium you have received from us.  This amount represents the net of the gain or loss attributable to the termination of the Put Option and the gain or loss attributable to the sale of the Deposit.  You will recognize interest income with respect to accrued discount on the Deposit that you have not previously included in income.  You should consult your tax adviser regarding the separate determination of gain or loss with respect to the Put Option and the Deposit.

Tax Treatment at Maturity or Automatic Call.  If a note is automatically called or held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity equal to the amount of the Deposit plus the final interest payment, which will be treated as described above), you will recognize short-term capital gain equal to the sum of all Put Premium payments received.

If you receive the Physical Delivery Amount (plus the final interest payment, which will be treated as described above), you will be deemed to have applied the Deposit toward the physical settlement of the Put Option.  You generally will not recognize gain or loss with respect to the Put Premium or the Reference Stock received.  Instead, you generally will have an aggregate basis in the Physical Delivery Amount of Reference Stock you receive (including any fractional shares) equal to the Deposit minus the total Put Premium received, and that basis will be allocated proportionately among the shares.  Your holding period for the Reference Stock will begin on the day after receipt.  With respect to any cash received in lieu of a fractional share of Reference Stock, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

If you receive the Cash Value (plus the final interest payment, which will be treated as described above), you will be deemed to have applied a portion of the Deposit toward the cash settlement of the Put Option.  In that case, you will recognize short-term capital gain or loss in an amount equal to the difference between (i) the Cash Value plus the total Put Premium received and (ii) the Deposit.

Other Possible Tax Treatments

The IRS might treat the notes as indivisible debt instruments, despite the uncertainty as to what you will receive at maturity.  In this event, while they would be subject to the general rules applicable to the Deposit that are described above, a number of aspects of this treatment would be uncertain because the amount due at maturity is not fixed.  In addition, you could be subject to special reporting requirements if any loss exceeded certain thresholds.

In 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, or whether the scope of the notice extends to short-term instruments such as the notes, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for U.S. Holders of short-term notes are the timing and character of income or loss (including whether the Put Premium might be currently included as ordinary income).  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Notes with a Term of More than One Year

If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is more than one year, the following discussion applies.

Tax Treatment as Units Each Comprising a Put Option and a Deposit

If the treatment of the notes as units each comprising a Put Option and a Deposit is respected, the following is a discussion of the material U.S. federal income tax consequences of owning and disposing of the notes.

Tax Treatment of Interest Payments.  Interest paid with respect to the Deposit will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for federal income tax purposes.

Put Premium will be taken into account as described below.

Sale or Exchange of a Note.  Upon sale or exchange of a note prior to maturity or Automatic Call, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of sale or exchange.  The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit (excluding any amount attributable to the accrued but unpaid interest on the Deposit, which will be treated as a payment of interest), minus your tax basis in the Deposit.  That gain or loss will be long-term capital gain or loss if the note was held for more than one year.

If the value of the Deposit on the date of sale or exchange of a note does not exceed the amount realized on the sale or exchange, any amount realized that is attributable to the Put Option, together with the total Put Premium received over the term of the notes, will be treated as short-term capital gain or loss.

If the value of the Deposit on the date of sale or exchange exceeds the amount realized on the sale or exchange of the note, you will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment to the purchaser of the note equal to the amount of this excess, in exchange for the purchaser’s assumption of the Put Option.  In this case, you will be required to recognize short-term capital gain or loss in respect of the Put Option equal to the total Put Premium received over the term of the note minus the amount deemed to be paid by you in exchange for the purchaser’s assumption of the Put Option.

Tax Treatment at Maturity or Automatic Call.  If a note is automatically called or held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity equal to the amount of the Deposit plus the final interest payment, which will be treated as described above), you will recognize short-term capital gain equal to the sum of all Put Premium payments received.

If you receive the Physical Delivery Amount (plus the final interest payment, which will be treated as described above), you will be deemed to have applied the Deposit toward the physical settlement of the Put Option.  In that case, you generally will not recognize gain or loss with respect to the Put Premium or the Reference Stock received.  Instead, you generally will have an aggregate basis in the Physical Delivery Amount of Reference Stock you receive (including any fractional shares) equal to the Deposit minus the Put Premium received, and that basis will be allocated proportionately among the shares.  Your holding period for the Reference Stock will begin on the day after receipt.  With respect to any cash received in lieu of a fractional share of Reference Stock, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

If you receive the Cash Value (plus the final interest payment, which will be treated as described above), you will be deemed to have applied a portion of the Deposit toward the cash settlement of the Put Option.  In that case, you will recognize short-term capital gain or loss in an amount equal to the difference between (i) the Cash Value plus the total Put Premium received and (ii) the Deposit.

Other Possible Tax Treatments

The IRS might treat the notes as “contingent payment debt instruments.”  In that event, regardless of whether you are an accrual-method or cash-method taxpayer, (i) in each year that you hold your notes, you will be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes and (ii) any income recognized at expiration or upon sale or exchange of your notes (including on receipt of the Physical Delivery Amount at maturity) will generally be treated as interest income.  In addition, you could be subject to special reporting requirements if any loss exceeded certain thresholds.  You should consult your tax adviser regarding these issues.

Alternatively, the notice described above in “— Notes with a Term of Not More than One Year— Other Possible Tax Treatments” may apply to your notes.  While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the notes are the timing and character of income or loss (including whether the Put Premium might be currently included as ordinary income).

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition.  In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including upon Automatic Call or redemption at maturity).

Any income or gain from a note should not be subject to U.S. federal income tax (including withholding tax) if you provide a properly completed IRS Form W-8BEN and these amounts are not effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income with respect to instruments described therein should be subject to U.S. withholding tax.  It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

If you are engaged in a U.S. trade or business and if income or gain from a note is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), although exempt from the withholding tax discussed above, you generally will be taxed in the same manner as a U.S. Holder.  You will not be subject to withholding if you provide a properly completed IRS Form W-8ECI.  If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Recent Legislation

Recent legislation, as modified by published guidance from Treasury and the IRS, including recently proposed regulations, generally would impose a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after December 31, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN) have been satisfied.  Pursuant to the published guidance, this legislation will apply to payments of interest made after December 31, 2013 and to payments of gross proceeds of the sales of certain financial instruments made after December 31, 2014.  This legislation may apply to both the interest payments on, and gross proceeds from the disposition of, notes issued after December 31, 2012.

Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax.  These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

You may be subject to information reporting.  You may also be subject to backup withholding on payments in respect of your notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.  If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR.  YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that are or may become party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement.  We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part.  Each Agent may reject, in whole or in part, any offer it solicited to purchase notes.  We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement.  An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement.  An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Our affiliates, including JPMS, may use this product supplement no. 25-I and the accompanying prospectus supplement, prospectus or terms supplement in connection with offers and sales of the notes in the secondary market.  JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market.  Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the notes.  In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system.  JPMS may act as a market maker for the notes.  However, JPMS is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion.  Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive if you sell your notes will be favorable.

In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934.  Overallotment involves sales in excess of the offering size, which create a short position for JPMS.  Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes.  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions.  If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 25-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required.  No offers, sales or deliveries of the notes, or distribution of this product supplement no. 25-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained.  We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery.  For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for an offering of the notes will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate.  In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the notes to any of its discretionary accounts without the specific written approval of the customer.

NOTICE TO INVESTORS

We will offer to sell, and will seek offers to buy, the notes only in jurisdictions where offers and sales are permitted.  None of the accompanying prospectus supplement and prospectus, this product supplement no. 25-I and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the notes by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation.  Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	The number of contacted investors should be relatively small.

(iv)	Investors should receive complete and precise information on the proposed investment.

(v)	Any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)
The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)
The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999.  The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.  Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda.  The offering of the notes pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations.  The notes are not being offered into Brazil.  Documents relating to an offering of the notes, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands.  We are not licensed to carry on business in the British Virgin Islands.  The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction.  A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

The Disclosure Documents and the notes have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents.  The notes will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

The Agents, we and the notes have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)
to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)
to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)
to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).  Therefore, the notes will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:

(i)	any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements;

(ii)	any offer or sale of the notes at offices or branches open to the public;

(iii)
use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or

(iv)	use (a) non-solicited emails or (b) email distribution lists to market the notes.

The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable.  You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public.  The offering of the notes will not be registered with an authorized stock exchange in the Republic of El Salvador.  Any negotiation for the purchase or sale of notes in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(ii)
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or

(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

Each Agent has represented and agreed that:

(i)
it will not offer or sell in Hong Kong, by means of any document, the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the notes that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States.  The Disclosure Documents may not be publicly distributed in the United Mexican States.  The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of notes that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this provision, the expressions (i) an “offer of notes to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange.  Accordingly, the notes will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it.  The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the notes described therein.  The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland.  Neither the Disclosure Documents nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the notes have been or will be filed with or approved by any Swiss regulatory authority.  The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the notes will not benefit from protection or supervision by any such authority.

United Kingdom

Each Agent has represented and agreed that:

(a)
in relation to any notes that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela.  No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela.  This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee.  Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans.  As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans.  Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments.  The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes.  The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;

(ii)
we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.